[GRAPHIC OMITTED] FRANKLIN CAPITAL
                  CORPORATION


                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (herein "Agreement") dated April 25th 2000 between 5TH AVENUE CHANNEL CORPORATION (hereafter, the "Debtor"), a Florida corporation, having its chief executive office located at 3957 NE 163rd Street, N. Miami Beach, Florida 33160, and FRANKLIN CAPITAL CORPORATION (hereafter, the "Secured Party"), an Illinois corporation, 55 West Monroe Street, Suite 3590, Chicago, Illinois 60603.

1. Grant of Security Interest. To secure the prompt and complete payment, observance and performance of all the Liabilities (as hereinafter defined), Debtor hereby gives, grants and pledges to the Secured Party a continuing security interest in and to all of the Debtor's right, title and interest in and to the following property and interests in property, whether now owned or existing or hereafter acquired or arising and wheresoever located collectively, the "Collateral"): all of Debtor's present and future accounts, inventory, equipment, chattel paper, general intangibles, documents, instruments, investment property and deposit accounts, all whether now owned or existing or hereafter acquired or arising and wheresoever located, and all accessions and additions thereto, substitutions thereto, and all renewals, replacements, proceeds and products thereof.

The security interest granted hereby shall secure all of the following (which shall collectively be referred to herein as the "Liabilities"): (1) the Debtor's prompt and complete payment, performance and observance of that certain Lease dated April 25th, 2000 between Debtor as lessee and Secured Party as lessor (the "Lease"); and (2) the prompt and complete payment, performance and observance of any and all other liabilities and obligations now or hereafter owed by Debtor to Secured Party, of every kind and nature, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now due or to become due, whether direct or indirect, or absolute or contingent, and whether several, joint or joint and several; and (3) the payment of all advances made by Secured Party to pay or discharge any other lien, security interest or encumbrance upon the Collateral; and (4) the payment of all advances made by Secured Party to protect the Collateral, and/or Secured Party's security interest therein; and
(5) the payment of all costs and expenses incurred by Secured Party in the enforcement of Secured Party's security interest in the Collateral and in the collection of the Liabilities and any other obligation or indebtedness secured hereby, including reasonable attorneys' fees and legal expenses.

2. Attachment and Continuity of Security Interest. The pledge of, lien upon, and security interest granted and hereby created in the Collateral shall extend and attach to the entire Collateral which is presently in existence and which is owned by Debtor or in which Debtor has an interest, and all Collateral which Debtor may purchase or in which Debtor may acquire an interest at any time and from time to time in the future, whether such Collateral is in transit or in Secured Party's constructive, actual or exclusive occupancy or possession or not, or held by Debtor or others for Debtor's or Secured Party's account and wherever the same may be located, including, but without limiting the generality of the foregoing, all Collateral which may be located on Debtor's premises or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, consignees, finishers, converters or other third parties who may have possession of the Collateral. Upon the sale, exchange, or other disposition of the Collateral, the security interest and lien created and provided for herein shall, without break in continuity and without further formality or act, continue

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in and attach to the instruments for the payment of money, Accounts, contract rights, documents of title, shipping documents, chattel paper and all other cash and noncash proceeds of such sale, exchange or disposition, including Collateral returned or rejected by customers or repossessed by Debtor or Secured Party. As to any such sale, exchange or disposition, Secured Party shall have all the rights of an unpaid seller, including stoppage in transit, replevin and reclamation.

3. Right of Set-Off. Secured Party shall have the right of set-off against (and Debtor hereby grants Secured Party a first priority security interest in and to) any money, credits or property of Debtor which shall come into the possession of Secured Party. Secured Party may, at any time, for its own account, without notice to Debtor, apply towards the payment of any Liabilities, whether due or not, any money, credits or other property belonging to the Debtor which shall be in the possession or under the control of the Secured Party.

4. Representations and Warranties. Debtor represents and warrants to Secured Party as follows:

(a) The correct corporate name of Debtor is set forth in the first paragraph of this Agreement. The Debtor currently conducts business under its correct legal name as set forth in the first paragraph of this Agreement. Except as set forth in Exhibit A attached hereto, Debtor has not changed its corporate name or used any trade or fictitious name in the last (5) five years. The locations listed on Exhibit B constitute all locations at which Debtor's Inventory and/or Equipment is located and Debtor has exclusive possession and/or control of its Equipment and Inventory. The chief place of business and chief executive office of the Debtor is located at the Debtor's address specified above in the first paragraph of this Agreement. All records concerning Debtor's Accounts, general intangibles and all originals of all chattel paper which evidence any Account or general intangibles of Debtor are located at the Debtor's address set forth in the first paragraph of this Agreement; and

(b) The Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, and has the power and authority to enter into and perform all of the obligations under this Agreement, the Lease, and all other lease documents and instruments now or hereafter executed in connection with the Lease; and

(c) The making and performance by Debtor of the Lease and this Agreement have been duly authorized by all necessary corporate action and will not violate any provision of law or of its charter or bylaws, or result in the breach of or constitute a default or require any consent under, or result in the creation of any lien, charge, or encumbrance (except the security interest of the Secured Party) upon any property or assets of Debtor pursuant to any indenture or other agreement or instrument to which Debtor is a party or by which Debtor or its property may be bound or affected; and

(d) This Agreement, the Lease and each of the other related lease documents executed by the Debtor are the legal, valid and binding obligations of Debtor enforceable against Debtor in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors' rights generally and by general principles of equity; and

(e) No authorization, approval or other action by, and no notice to or filing with, any governmental authority that have not already been taken or made and which are in full force and effect, is required (i) for the grant by the Debtor of the security interest in the Collateral granted hereby; (ii) the execution, delivery or performance of this Agreement by the Debtor; or (iii) for the exercise by the Secured Party of its rights or remedies hereunder; and

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(f)  There are no suits or proceedings pending, or to the knowledge of Debtor threatened against or affecting Debtor which, if adversely determined, would have an adverse effect on the financial condition or business of Debtor or its ability to perform its obligations under the Lease or this Agreement, and there are no proceedings by or before any court, governmental commission, board, bureau, or other administrative agency pending or, to the knowledge of Debtor, threatened against Debtor; and

(g) The Debtor is in compliance with all statutes, ordinances, governmental rules and regulations to which it is subject and has not and shall not fail to obtain any licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would adversely affect the business, prospects, profits, properties, condition (financial or otherwise) of the Debtor, or the security interest, liens, or rights of the Secured Party in the Collateral; and

(h) The Debtor has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign; and

(i) The Debtor has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon due, including interest and penalties; and

(j) The balance sheets and statements of income and retained earnings of Debtor, and all accompanying financial information heretofore furnished to the Secured Party, are complete and correct in all material respects and fairly represent the financial condition of Debtor as at the dates of said financial statements and the results of its operations for the periods ending on said dates. Debtor has no material contingent obligations, liabilities for taxes, long-term leases, or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheets or the notes thereto; and at the present time there are no material unrealized or anticipated losses from current operations. Said financial statements were prepared in accordance with generally accepted accounting principles ("GAAP"). Since the date of the latest of such statements there has been no material adverse change in the financial condition of Debtor from that set forth in said balance sheets as at that date. No information, exhibit, or report furnished by the Debtor to the Secured Party in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading; and

(k) The Debtor is not a party to any indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Debtor, or the ability of the Debtor to carry out its obligations under this Agreement, the Lease or the related lease documents to be executed thereunder. The Debtor is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument (material to its business) to which it is a party; and

(l) The Debtor is the sole lawful owner of the Collateral, and has the sole right and lawful authority to deliver this Agreement. The Collateral and every part thereof is, and will hereafter remain, free and clear of all security interests, liens, attachments, levies, and encumbrances of every kind, nature and

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description, except for the security interest of the Secured Party, and Debtor will warrant and defend the Collateral against any claims and demands of all other persons at any time claiming the same or any interest therein. No financing statement covering the Collateral or any part thereof, is on file in any public office (other than financing statements in favor of Secured Party). The security interest granted in the Collateral is valid and enforceable under the laws of the State of Illinois and constitutes a first priority security interest therein; and

(m) The Debtor is solvent on the date hereof and has induced Secured Party to accept this Security Agreement and to enter into the Lease upon such representation of financial solvency; and

(n) All annual contributions, if any, required to be made to any plan of Debtor are current and not delinquent. No circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings to terminate any plan of Debtor, or to appoint a Trustee to administer such plan, or to impose withdrawal liability against Debtor, and that no notice of lien, levy or assessment has been filed of record, or threatened to be filed, with respect to all or any portion of any Debtor's assets by the PBGC.

5. Affirmative Covenants. Debtor agrees that until the Liabilities have been paid in full and the Secured Party's security interest in the Collateral terminated, Debtor will:

(a) Keep its chief place of business and chief executive office and the office where it keeps its records concerning its Accounts and general intangibles, and the office where it keeps all originals of all chattel paper which evidence Accounts and general intangibles, at the Debtor's address specified above in the first paragraph of this Agreement, or, upon thirty (30) days prior written notice to the Secured Party, at such other location in the State of Florida; and

(b) Keep Debtor's Equipment, Inventory and other tangible personal property at the places specified in Section 4(a); and

(c) Keep and maintain at Debtor's own cost and expense satisfactory and complete records of the Collateral in a manner consistent with Debtor's current business practice, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral. Debtor shall, for the Secured Party's further security, deliver and turn over to the Secured Party or the Secured Party's designated representatives at any time following the occurrence of an Event of Default and upon three (3) days' notice from the Secured Party or the Secured Party's designated representative, any such books and records (including, without limitation, any and all computer tapes, programs and source codes relating to such Collateral in which such Debtor has an interest or any part or parts thereof); and

(d) Debtor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any lien, security interest or encumbrance on such Collateral, other than the security interest of Secured Party, and Debtor will defend the right, title and interest of the Secured Party in and to Debtor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever; and

(e) Debtor will advise the Secured Party promptly, in reasonable detail, of (i) any lien, security interest, encumbrance, or claim made by or asserted against any or all of the Collateral, and (ii) the occurrence of any other event which would have a material adverse effect on the aggregate value of such Collateral or on the security interests and liens with respect to such Collateral created hereunder; and

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(f)  Preserve and maintain, its corporate existence and good standing in the
State of Florida; and

(g) Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Debtor; and

(h) Execute, or cause to be executed, upon Secured Party's request, any documents necessary to perfect Secured Party's security interest in the Collateral; and

(i) Take all actions necessary or required by law to protect and preserve the Collateral, the rights of the Debtor and Secured Party thereunder, and the priority of the lien granted thereby, including, without limitation, the payment of all amounts required for that purpose; and

(j) Furnish Secured Party, from time to time, with such information relevant to this Agreement and Debtor's performance hereunder as Secured Party may request; and

(k) Immediately upon the execution of this Agreement, make appropriate entries upon its books disclosing Secured Party's security interest in the Collateral. Upon Secured Party's request, following an Event of Default, Debtor will execute and deliver all papers and instruments, and do all things required by Secured Party to facilitate collection of the Collateral; and

(l) Maintain, keep and preserve all of its tangible assets in good condition and repair. Debtor will not commit or permit damage to or destruction of its tangible assets, or any portion thereof; and

(m) Continue to engage in a business of the same general type as conducted by it on the date of this Agreement; and

(n) Pay when due all taxes, assessments and liens upon the Collateral (and all other assets now or hereafter owned by it), its use or operation, upon this Agreement, the Lease or upon any of the other related lease documents; and

(o) Procure and maintain "all risks" fire and extended casualty insurance, and comprehensive public liability insurance, together with such other insurance as the Secured Party may require with respect to the Collateral, in form, amounts, coverages, and basis acceptable to Secured Party and issued by a company or companies acceptable to Secured Party. Prior to closing and from time to time thereafter, upon the request of Secured Party, Debtor shall deliver to Secured Party duplicate originals of the aforesaid insurance policies, together with certificates of insurance naming Secured Party as an "additional insured" with respect to public liability coverage and as a "mortgagee and loss payee" with respect to all other coverages. Debtor will also provide the Secured Party with a Lender's Loss Payable Endorsement and such other endorsements as Secured Party shall require; and

(p) Promptly notify Secured Party of any loss or damage to the Collateral exceeding $10,000.00. Secured Party may make proof of loss if Debtor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Secured Party as part of the Collateral. Provided Debtor shall not then be in default in the payment of any indebtedness to Secured Party or in the performance of any other obligation to Secured Party hereunder or under the Lease or any related lease document, Secured Party shall consent to the repair or replacement of the damaged or destroyed Collateral, and Secured Party, shall, upon satisfactory proof of expenditure, pay or reimburse Debtor from the proceeds for the reasonable cost of repair or restoration. If Debtor shall be in default in the payment or performance of any such indebtedness or

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obligation, Secured Party, at its option, may apply the insurance proceeds toward payment of the remaining Liabilities, with the remainder, if any, being paid to Debtor, or such other person legally entitled thereto; and

(q) Debtor shall also promptly provide Secured Party with such information, financial or otherwise, concerning the Debtor, as the Secured Party may reasonably request from time to time; and

(r) Promptly after the commencement thereof, give the Secured Party notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Debtor, which, if determined adversely to the Debtor, could have a material adverse effect on the financial condition, properties or operations of Debtor; and

(s) At any reasonable time and from time to time, permit the Secured Party or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Debtor, and to discuss the affairs, finances, and Accounts of the Debtor with any of its officers, directors and accountants; and

(t) Give Secured Party written notice thirty (30) days prior to any change in Debtor's name, mailing address, principal place of business, chief executive office, or location of the Collateral or Debtor's books and records. Debtor further agrees to advise Secured Party promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral, or any event which would have a material adverse effect on the value of the Collateral or on the lien and security interest granted to Secured Party herein; and

(u) Cause its compliance with all present and future environmental laws, rules and regulations pertaining to Debtor, any real property owned or occupied by Debtor, or its business, or the production, disposition or use of the Collateral, and voluntarily to clean up all hazardous materials released, discharged, stored or discharged upon their discovery and to be fully liable to the Secured Party for all costs and expenses incurred by the Secured Party arising from such environmental hazards and wastes; and

(v) That Debtor shall not sell, offer to sell, assign, encumber, transfer, or dispose of the Collateral, or any portion thereof.

6. Negative Covenants. Debtor agrees that until the Liabilities shall have been paid in full and the Secured Party's security interest in the Collateral terminated, Debtor will not:

(a) Store any assets with any third party against whom or with respect to which location, the Secured Party has not filed such UCC-1 financing statements and taken all other actions as Secured Party deems necessary to preserve its security interest in such assets unless Debtor gives Secured Party at least thirty (30) days prior written notice thereof; or

(b) Change its corporate name or adopt any fictitious or trade name unless Debtor gives Secured Party at least thirty (30) days prior written notice thereof; or

(c) Grant, assign, pledge, hypothecate, create or permit to exist, any lien on or security interest in any Collateral to or in favor of anyone other than Secured Party, or sell, transfer, lease, conveyor otherwise dispose of any Collateral (except for sale of Inventory in the ordinary course of business);

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or

(d) Wind up, liquidate, or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of it assets (whether now owned or hereafter acquired) to any Person.

As used in this agreement, the term "Person" shall mean an individual, partnership, corporation (including, without limitation, any affiliate or subsidiary of Debtor), business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature; or

(e) Suffer any judgment for money in excess of $10,000.00 be entered and not discharged, stayed or appealed with a supersedeas bond within a period of thirty
(30) days; or

(f) Sell, lease, transfer or otherwise dispose of any of its now owned or hereafter acquired assets except for Inventory disposed of in the ordinary course of business, and sales of obsolete, worn out or unusab1e tangible personal property which is concurrently replaced with similar personal property at least equal in value, quality and condition to that sold, and owned by Debtor free and clear of all liens, claims and encumbrances except the security interest of the Secured Party; or

(g)  Sell the business or substantially all of the assets of Debtor.

7. Additional Financing Statements and Documents. The Debtor shall execute and deliver to Secured Party, concurrently with the execution of this Agreement, and at any time or times thereafter at the reasonable request of Secured Party, all financing statements and other documents (and pay the cost of filing and recording the same in all public offices deemed necessary by the Secured Party) as the Secured Party may request, in a form reasonably satisfactory to the Secured Party, to perfect and keep perfected the security interest in the Collateral granted by the Debtor to the Secured Party or to otherwise protect and preserve the Collateral and the Secured Party's security interest therein. Should the Debtor fail to do so, the Secured Party is authorized to sign any such financing statements as Debtor's agent. The Debtor further agrees that a carbon, photographic, photostatic or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

8. Expenditures of Secured Party to Preserve or Protect Collateral. If not discharged or paid when due, Secured Party may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Debtor under this Agreement, including, without limitation, all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Secured Party may also (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Secured Party for such purposes will then bear interest at the variable rate of 12% per annum above the prime rate in effect at Bank of America, N.A. (the "Default Rate") from the date incurred or paid by Secured Party to the date of repayment by Debtor. All such expenses shall automatically become a part of the Liabilities secured hereby, and, at Secured Party's option, will be payable on demand.

9. Appointment of Attorney-In-Fact. The Debtor hereby constitutes Secured Party or its designee, as Debtor's attorney-in-fact, with full power, following the occurrence of an Event of Default, to demand payment of all Accounts; to enforce payment of all Accounts by legal proceedings or

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otherwise; to exercise all of the Debtor's rights and remedies with respect to proceedings brought to collect on the Accounts; to sell or assign any Accounts; to settle, adjust, compromise, extend, renew, discharge or release any Accounts; to have access to any lock box or postal box into which any of Debtor's mail is deposited and to receive, open and dispose of all mail addressed to Debtor; to notify the Post Office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate; to endorse the name of Debtor upon any notes, acceptances, checks, drafts, money orders or other evidence of payment or Collateral that may come into Secured Party's possession; to sign Debtor's name on any invoice or bill of lading relating to any Collateral, on draft against debtors, assignments and verifications of Collateral, notices to debtors and claims in bankruptcy or other proceedings; to send verifications of Collateral to any debtor; and to do all other acts and things necessary in Secured Party's sole discretion to carry out this Agreement and fulfill Debtor's obligations hereunder. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment, or mistake of fact or law. This power, being coupled with an interest, is irrevocable while any Liabilities shall remain unpaid.

10. Default and Remedies. The Liabilities shall, at the option of Secured Party and notwithstanding any maturity to the contrary, become immediately due and payable, without notice or demand, upon the occurrence of any of the following events of default (an "Event of Default"):

(a) Debtor shall default in the payment, when due, of any of the Liabilities, including, without limitation, any monthly rent payment or other sum due under the Lease or any other sum payable by the Debtor to the Secured Party; or

(b) Debtor shall default in the due observance or performance of any other term, covenant, condition, obligation or representation contained herein or in the Lease or any related lease document or any other document or instrument executed by Debtor in connection with the Liabilities; or

(c) Any statement, warranty, or representation made by the Debtor in this Agreement or in any other agreement, document, instrument, request, report, schedule or certificate shall prove to have been incorrect, incomplete or misleading in any material respect on the date when made; or

(d) Filing of a petition in bankruptcy by or against Debtor, or institution of any proceeding by Debtor for corporate reorganization, readjustment, or similar arrangement under any insolvency statute, filing of any proceeding by or against Debtor for appointment of a receiver, trustee or liquidator of it, or all or any substantial part of its assets or properties, filing of a petition for dissolution or liquidation of Debtor, or making by Debtor of an assignment for the benefit of creditors, or filing or imposition of any tax lien against the Collateral or property of Debtor, or Debtor admits in writing its inability to pay its debts as they become due, or Debtor ceases doing business as a going concern; or

(e) The Secured Party, in good faith, deems itself reasonably insecure for any reason due to any material adverse change in the business, assets or liabilities, financial condition, results of operations or business prospects of Debtor; or

(f) There shall occur any uninsured damage to or loss, theft, or destruction of any of the Collateral securing the Liabilities exceeding $10,000.00; or

(g) All or any portion of the Collateral with a book value in excess of $10,000.00, is attached, seized, levied upon or subjected to a writ or distress warrant, or comes within the possession of any

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receiver, trustee, custodian or assignee for the benefit of creditors; or an application is made by the Debtor or any other person or entity for the appointment of a receiver, trustee, or custodian for such Collateral; or

(h) A notice of lien, levy or assessment is filed of record with respect to all or any substantial portion of Debtor's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the PBGC, or any taxes or debts owing to any of the foregoing becomes a lien or encumbrance upon all or any portion of Debtor's assets; or

(i) Creation by the Debtor of a security interest in any Collateral now existing or hereafter acquired by Debtor in favor of any person other than the Secured Party; or

(j) The Debtor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any part of its business affairs; or

(k) Any judgment or order requiring the payment of money exceeding $10,000.00 shall be rendered against the Debtor and such judgment or order shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution, provided, however, this subparagraph shall not apply to any judgment for which the Debtor is fully insured, and with respect to which the insurer has admitted liability in writing; or

(l) This Security Agreement shall at any time after its execution and delivery and for any reason cease (i) to create a valid and perfected first priority security interest in the Collateral; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by the Debtor or Debtor shall deny it has any further liability or obligation hereunder, or the Debtor shall fail to perform any of its obligations hereunder; or

(m) Any proceeding shall be commenced or filing made under applicable law by any stockholder, officer or director of Debtor to dissolve or liquidate the Debtor; any order, judgment or decree shall be entered against Debtor decreeing its involuntary dissolution or split up; or Debtor shall otherwise dissolve or cease to exist; or

(n) If Debtor is in default in respect of any other indebtedness for borrowed monies of the Debtor to third parties exceeding $10,000 in amount.

In the event any Event of Default has occurred, the Secured Party may declare the Liabilities to be forthwith due and payable, whereupon the same shall become forthwith due and payable, notwithstanding the maturity date or dates expressed in any evidence thereof. Debtor waives presentment and protest of any instruments and notice thereof, notice of default and all other notices to which Debtor might otherwise be entitled except as specifically provided herein. The Secured Party may pursue any and all remedies available to it hereunder, and under the Lease and all other lease documents, including, but not limited to, the remedies available to a Secured Party under the Uniform Commercial Code, or any other applicable law. The Secured Party may require Debtor to make the Collateral and the records pertaining to the Collateral available to the Secured Party at a place designated by the Secured Party which is reasonably convenient or may take possession of the Collateral and the records pertaining thereto without the use of any judicial process and without any prior notice thereof to Debtor. Except as otherwise provided by law, the Secured Party may, at its option, and in its sole discretion, sell the Collateral at public or private sale upon such terms and

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conditions as the Secured Party may reasonably deem proper (and the Secured
Party may purchase the Collateral at any such sale) and apply the net proceeds, after deducting all reasonable costs, expenses and attorneys' fees incurred at any time in the collection of the Liabilities and in the protection and sale of the Collateral, to the payment of the Liabilities. Debtor shall remain liable for any deficiency remaining after such application. In addition to all other sums due the Secured Party, the Debtor shall pay the Secured Party all costs and expenses incurred by the Secured Party, including a reasonable allowance for attorneys' fees and court costs, to obtain, liquidate and/or enforce payment of the Collateral or the Liabilities, or in the prosecution or defense of any action or proceeding either against the Secured Party or against Debtor concerning any matter arising out of or connected with the Collateral, this Agreement, or the Liabilities.

In addition to any other rights or remedies available to Secured Party hereunder or under applicable law, after an Event of Default shall have occurred hereunder:

(a) Secured Party shall have the right to notify all Account Debtors and obligors on the Collateral to make payments to Secured Party whether or not Debtor was theretofore making collections on the Collateral. Secured Party may proceed to collect from the Accounts Debtors and obligors and apply collections on the Liabilities (first to interest, then to principal) after first deducting all costs, expenses and reasonable attorneys' fees incurred by Secured Party; and,

(b) Secured Party shall have the right to take control of all proceeds of the Collateral and to take possession of all proceeds, returned and repossessed goods and all goods covered by documents of title, with or without legal process, and without notice or demand; and,

(c) Secured Party may reduce its claims, notes, leases and instruments to judgment or otherwise enforce this Security Agreement and all debts and obligations of Debtor by any available judicial or statutory procedure.

The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies all of which shall be cumulative. It is expressly agreed by Debtor that the requirements of reasonable notice shall be met if notice is mailed to Debtor at the address of Debtor shown herein [or to such other address that Debtor may hereafter designate to Secured Party in writing, provided such address change notice is sent by Debtor to Secured Party by certified mail, return receipt requested at least twenty (20) days prior to the applicable Event of Default] not less than ten (10) days prior to the sale or other disposition of the Collateral.

Debtor agrees to pay Secured Party interest on all costs and expenses (including legal fees and expenses) incurred by Secured Party in connection with this Agreement (including, without limitation, costs and expenses incurred by Secured Party in the collection of the Liabilities and/or any other obligation or indebtedness secured hereby, the protection and defense of the Collateral or Secured Party's security interest therein, the sale or other disposition of the Collateral, and all other costs and expenses, of every kind whatsoever, incurred by Secured Party as a result of any Event of Default hereunder) from the date such costs and expenses are paid by Secured Party to the date Debtor reimburses Secured Party therefor, calculated at the Default Rate.

To the extent that the Liabilities are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm or corporation, then Secured Party shall have the right in its sole discretion to determine which rights, security, liens, security interests or

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remedies Secured Party shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of Secured Party's rights hereunder.

To the extent that Debtor makes a payment or payments to Secured Party or Secured Party receives any payment or proceeds of the Collateral for Debtor's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Liabilities or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payment(s) or proceeds had not been received by Secured Party.

The Secured Party's failure at any time or times hereafter to require strict performance by the Debtor of any provision of this Security Agreement shall not waive, affect or diminish any right of the Secured Party thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Secured Party of a default by the Debtor under this Security Agreement shall not suspend, waive or affect any other default by Debtor under this Security Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Debtor contained in this Security Agreement and no default by the Debtor hereunder shall be deemed to have been suspended or waived by the Secured Party unless such suspension or waiver is in writing signed by an officer of the Secured Party and directed to the Debtor specifying such suspension or waiver.

11.  Miscellaneous:

(a) Debtor agrees to indemnify, pay and hold the Secured Party and its officers, directors, employees, agents and affiliates (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees are designated parties thereto) that may be imposed on, incurred by, or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, or other agreements or documents executed and delivered by Debtor in connection herewith or therewith, or the Liabilities (collectively, the "Indemnified Liabilities"); provided, however, that the Debtor shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from gross negligence or willful misconduct of that Indemnitee.

(b) This Agreement, together with the Lease and related lease documents executed in connection therewith, constitute the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(c) All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or two (2) business days after mailing by United States certified mail, return receipt requested, first class mail, postage prepaid, addressed to the parties hereto at their addresses hereinbefore set forth or to such other and different address as Debtor or Secured

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Party may designate pursuant to a written notice sent in accordance with the provisions hereof.

(d) Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid pursuant to applicable law; provided, however, that if any part hereof shall be prohibited by or invalid thereunder, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Security Agreement.

(e) The captions and headings of the various sections used in this Agreement are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof.

(f) This Agreement shall inure to the benefit of and be binding upon the parties, their respective successors and assigns, except that Debtor may not assign this Agreement, without the prior written consent of the Secured Party.

(g) ANY DISPUTE AMONG THE SECURED PARTY AND DEBTOR, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF ILLINOIS.

(h) EXCEPT AS PROVIDED IN SUBSECTION (i) BELOW, THE SECURED PARTY AND DEBTOR AGREE THAT, ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS. DEBTOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

(i) DEBTOR AGREES THAT THE SECURED PARTY SHALL HAVE THE RIGHT TO PROCEED AGAINST DEBTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE SECURED PARTY TO OBTAIN A JUDGMENT AGAINST THE DEBTOR OR TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE LIABILITIES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE SECURED PARTY. DEBTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE SECURED PARTY HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH.

(j) DEBTOR AND THE SECURED PARTY EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE SECURED PARTY AND DEBTOR OR ANY OF ITS SUBSIDIARIES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(k) DEBTOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS, FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL, OR OTHER SECURITY FOR THE

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LIABILITIES. DEBTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE
SECURED PARTY IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH, OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE LIABILITIES TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE SECURED PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT, THE LEASE OR ANY OTHER DOCUMENT OR INSTRUMENT NOW OR HEREAFTER EXECUTED IN CONNECTION WITH ANY OF THE LIABILITIES.

(l) DEBTOR REPRESENTS TO THE SECURED PARTY THAT IT HAS DISCUSSED THIS AGREEMENT WITH ITS LAWYER.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and delivered it in Chicago, Illinois, as of the date and year first above written.

5TH AVENUE CHANNEL CORPORATION         FRANKLIN CAPITAL CORPORATION,
Debtor                                 Secured Party



By: /s/ ERIC LEFKOWICZ                 By:
    --------------------------------       --------------------------------
    Eric Lefkowicz                         David J. Fink

Title: VP Marketing                    Title: Senior Vice President & COO


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                        EXHIBIT B TO SECURITY AGREEMENT


List of all locations of Inventory, Equipment and other tangible personal property of Debtor:

Chief Executive Office:

3957 NE 163rd Street
N. Miami Beach, FL 33160

Globe Coast (Debtor's Studio)
7291 NW 74 Street
Miami, FL 33166


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